EXHIBIT (I)

                        PIPER MARBURY RUDNICK & WOLFE LLP

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE (410) 580-3000
FAX (410) 580-3001


                                April 28, 2000


PAPP SMALL & MID-CAP GROWTH FUND, INC.
6225 North 24th Street
Suite #150
Phoenix, Arizona  85016

                       REGISTRATION STATEMENT ON FORM N-1A

Ladies and Gentlemen:

         Please refer to our opinion letter to you of December 10, 1998, concerning certain matters of Maryland law relating to the incorporation and the issuance of shares of capital stock of Papp Small & Mid-Cap Growth Fund, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing of a copy of such opinion with Post-Effective Amendment No. 2 to the Fund's Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-09055 (collectively, the "Amendment"), relating to up to 25,000,000 shares of its Common Stock, par value $.01 per share, of the Fund.

                                          Very truly yours,



                                          /s/ Piper Marbury Rudnick & Wolfe LLP